Exhibit 4.2

THIS SECOND SUPPLEMENTAL INDENTURE is dated as of February 7, 2017, between Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

A.                                    The Company and the Trustee executed and delivered an Indenture, dated as of December 28, 2016 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness.

B.                                    Pursuant to resolutions of the Board of Directors, the Company has authorized the issuance of the Offered Securities (as defined herein).

C.                                    The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.                                    The Company desires to enter into this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.                                     All things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I.

Section 1.01                            Definitions of Terms.

(a)                                 Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(b)                                 As used herein, the following terms shall have the following meanings with respect to the Offered Securities only:

“Adjusted Redemption Treasury Rate,” with respect to any redemption date for the Offered Securities, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Offered Securities to be redeemed if the Offered Securities matured on the Par Call Date that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to such  remaining term of the Offered Securities.

“Comparable Redemption Treasury Price,” with respect to any redemption date for the Offered Securities, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Redemption Reference Treasury Dealers appointed by the Company.

“Offered Securities” means the $500,000,000 4.500% Senior Notes due 2047 issued pursuant to this Second Supplemental Indenture.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Redemption Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (or their respective Affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any redemption date for the Offered Securities, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such redemption date.

Section 1.02                            Terms of Offered Securities.  The following terms relate to the Offered Securities:

(1)                                 The Offered Securities constitute a single series of securities having the title “4.500% Senior Notes due 2047”.

(2)                                 The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03 of the Base Indenture) is $500,000,000.

(3)                                 The entire Outstanding principal of the Offered Securities shall be payable on February 15, 2047.

(4)                                 The Offered Securities will bear interest at a rate of 4.500% per annum.  The basis upon which interest shall be calculated will be that of a 360-day year consisting of twelve 30-day months.

(5)                                 Interest on the Offered Securities shall accrue from February 7, 2017, or, if later, the most recent Interest Payment Date to which interest in respect of the Offered Securities has been paid or provided for.  The Interest Payment Dates for the Offered Securities shall be February 15 and August 15 of each year, beginning on August 15, 2017.  Interest in respect of the Offered Securities shall be payable on each applicable Interest Payment Date to the applicable Holders of record at the close of business on the February 1 and August 1, as the case may be, next preceding such Interest Payment Date (the “regular record dates”).

(6)                                 [Reserved].

(7)                                 [Reserved].

(8)                                 Prior to August 15, 2046 (six months prior to the maturity date of the Offered Securities) (the “Par Call Date”), the Company may, at its option, redeem the Offered Securities, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Offered Securities to be redeemed, and

(ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Offered Securities matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 25 basis points, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after the Par Call Date, the Company may, at its option, redeem the Offered Securities, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

In addition, the Offered Securities may be redeemed pursuant to Article XIV of the Base Indenture.

(9)                                 Except as provided in Section 4.08 of the Base Indenture, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstance or otherwise.  The Offered Securities will not have the benefit of any sinking fund.

(10)                          The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.

(11)                          The Offered Securities will be issued in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

(12)                          All payments of interest and principal, including payments made upon any redemption or repurchase of the Offered Securities, will be payable in Dollars.

(13)                          [Reserved].

(14)                          [Reserved].

(15)                          The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and DTC shall be the initial Depositary.

(16)                          The Offered Securities will not be convertible into or exchangeable for other Securities, common shares or other securities of the Company.

(17)                          [Reserved].

(18)                          [Reserved].

(19)                          [Reserved].

(20)                          Upon the Company’s request, each Holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if the Company were incorporated in the United States of America, any State thereof or the District of Columbia.

(21)                          The Offered Securities may be defeased in accordance with the provisions of Section 11.03 of the Base Indenture and the Indenture shall cease to be of further effect with respect to the Offered Securities in accordance with the provisions of Section 11.02 of the Base Indenture.

(22)                          [Reserved].

(23)                          The Offered Securities will be issued as Unrestricted Securities.

(24)                          No Offered Securities shall be issued with guarantees.

(25)                          [Reserved].

Section 1.03                            [Reserved].

ARTICLE II.

MISCELLANEOUS

Section 2.01                            Confirmation of Indenture.  The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.02                            Concerning the Trustee.  In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture.  The recitals contained herein and in the Offered Securities, except the certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Offered Securities.  The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.  The Company hereby reaffirms its obligations under the Base Indenture to indemnify and hold harmless the Trustee as required under Article 7 of the Base Indenture, including under Section 7.06 of the Base Indenture. This indemnity shall survive the final payment in full of the Offered Securities and the resignation or removal of the Trustee solely to the extent expressly provided in Article 7 of the Base Indenture.

Section 2.03                            Governing Law.  This Second Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

Section 2.04                            Separability.  In case any provision in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05                            Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.06                            No Benefit.  Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/Frank A. Voltolina
Name:	Frank A. Voltolina
Title:	Vice President and Corporate Treasurer

[Signature Page to JCI plc Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	Yvonne Siira
Name:	Yvonne Siira
Title:	Vice President

[Signature Page to JCI plc Second Supplemental Indenture]

EXHIBIT A
FORM OF 4.500% SENIOR NOTES DUE 2047

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN) GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

4.500% SENIOR NOTES DUE 2047

No. [    ]                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              $[   ]

Common No. 156344729

ISIN No. US478375AU25

CUSIP. 478375 AU2

JOHNSON CONTROLS INTERNATIONAL PLC

promises to pay to [CEDE & CO.] [   ] or registered assigns, the principal sum of [    ] Dollars, or such other sum as is set forth in the Schedule of Increases or Decreases of the Global Security attached hereto, on February 15, 2047.

Interest Payment Dates:  February 15 and August 15 of each year

Regular Record Dates:  February 1 and August 1 of each year

Each Holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions.  Each Holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless the Certificate of Authentication hereon shall have been duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory.  The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date:  February [  ], 2017

JOHNSON CONTROLS INTERNATIONAL PLC

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

[By: ,
as Authenticating Agent]

By:
Name:
Title:

By:
Name:
Title:

Dated:

JOHNSON CONTROLS INTERNATIONAL PLC

4.500% Senior Notes due 2047

This security is one of a duly authorized series of debt securities of Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debt securities, dated as of December 28, 2016 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of February 7, 2017 (the “Second Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), by and between the Company and the Trustee.  By the terms of the Base Indenture, the Securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This Security is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Noteholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1.                          Interest.  The Company promises to pay interest on the principal amount of this Note at an annual rate of 4.500%.  The Company will pay interest semi-annually on February 15  and August 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Note is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day.  Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for (or [February 7, 2017], if no interest has been paid).  Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.                          Method of Payment.  The Company will pay the interest installment on this Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes to the Person in whose name this Note (or one or more Predecessor Securities hereto) is registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment.  In the event that this Note or a portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Note will be paid upon presentation and surrender of this Note as provided in the Indenture.  The principal of and the interest on this Note shall be payable in Dollars at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.                          Paying Agent, Transfer Agent and Security Registrar.  Initially, the Trustee will act as paying agent, transfer agent and Security Registrar.  The Company may change or appoint any paying agent, Security Registrar or transfer agent without prior notice to any Noteholder.  The

Company or any of its subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of any Notes.

4.                          Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect from time to time.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms.  The Notes are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.500% Senior Notes due 2047”, initially limited to $500,000,000 in aggregate principal amount.

The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture.  Requests may be made to: Johnson Controls International plc, One Albert Quay, Cork, Ireland.

5.                          Optional Redemption.  The Notes will be subject to redemption in accordance with the terms of Section 1.02(8) of the Second Supplemental Indenture and Articles III and XIV of the Base Indenture.  If the giving of notice of redemption shall have been completed as provided in the Indenture, interest on such Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless the Company defaults in the payment of the applicable redemption price and accrued interest (if any) with respect to any such Note or portion thereof.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                          Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer in accordance with Section 4.08 of the Base Indenture.

7.                          Denominations, Transfer, Exchange.  The Notes are in registered form without interest coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  Subject to and in accordance with Section 2.05 of the Base Indenture, the Notes may be presented for exchange or for registration of transfer at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose.

8.                          Persons Deemed Owners.  Prior to the due presentment for the registration of a transfer of any Note, the Company, the Trustee, any applicable paying agent, any transfer agent and any Security Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Company nor the Trustee nor any applicable paying agent, transfer agent or Security Registrar shall be affected by any notice to the contrary.

9.                          [Reserved].

10.                   [Reserved].

11.                   Defaults and Remedies.  If an Event of Default shall have occurred and be continuing in respect of the Notes, in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company, and to the Trustee if given by such Noteholders, may declare the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in the Indenture or in the Notes to the contrary.

12.                   Trustee, Paying Agent, Transfer Agent and Security Registrar May Hold Notes.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Authenticating Agent, paying agent, transfer agent or Security Registrar may do the same with like rights and duties.  The Trustee must also comply with Section 7.08 of the Base Indenture.

13.                   No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Note, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture, the Notes and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

14.                   Discharge of Indenture.  The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.                   Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication attached to the other side of this Note.

16.                   [Reserved].

17.                   Additional Amounts.  The Company is obligated to pay Additional Amounts on this Note to the extent provided in Article XIV of the Indenture.

18.                   Abbreviations.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.                   Governing Law.  The Indenture and this Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                        agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF INCREASE OR DECREASES OF THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $ [                ]. The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Registrar or Trustee